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                                                                    EXHIBIT 99.2


    The estimated expenses incurred by the Company in connection with its issuance and distribution of the Notes are set forth in the following table.


           SEC Registration Fee*                               $ 88,500
           NYSE Listing Fee                                         --
           Blue Sky Fees and Expenses                            10,000
           Printing and Engraving Costs                         120,000
           Rating Agencies' Fees                                    --
           Accounting Fees and Expenses                          75,000
           Legal Fees and Expenses                              100,000
           Trustee and Registrar Fees                             6,000
           Miscellaneous                                            500
                                                               --------
              Total                                            $400,000

______________________
* On September 24, 1998, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-3 for the registration of $2.5 billion of various securities. In connection with the filing of such Registration Statement, the Company paid to the Commission a registration fee of $442,500. Because the Notes were issued pursuant to the Registration Statement, the amount set forth represents the amount of the previously paid registration fee properly allocable to the registration of the Notes.